\                                                                  EXHIBIT 99(a)

                            UNITED STATES OF AMERICA
                      FEDERAL ENERGY REGULATORY COMMISSION

Before Commissioners: Pat Wood, III, Chairman;
                      Nora Mead Brownell and Joseph T. Kelliher.

Avista Corporation                                       Docket No. EL02-115-000
Avista Energy, Inc.
Enron Power Marketing, Inc.
Portland General Electric Company

                      ORDER APPROVING CONTESTED SETTLEMENT

                             (Issued April 19, 2004)

I.       INTRODUCTION

1.       In this order, we approve the contested Agreement in Resolution of section 206 Proceeding (Settlement) in this docket between Avista Corporation d/b/a Avista Utilities (Avista Utilities) and Avista Energy, Inc. (Avista Energy) (collectively, Avista) and the Commission Trial Staff (Trial Staff). The Settlement resolves: (1) whether Avista engaged in trading strategies designed to manipulate the California energy markets in 2000 and 2001; (2) whether Avista engaged in trading activities in violation of the Commission's rules on affiliate transactions; and (3) whether Avista had responded fully to a show cause order. Further, the Settlement provides that Avista will improve its system of taping energy trader conversations, improve its account settlement process, and maintain an annual training program on the applicable Code of Conduct for all employees engaged in the trading of electric energy and capacity. The Settlement represents a reasonable resolution of the complex matters at issue in this proceeding, and is approved.

II.      BACKGROUND

         A.       PROCEDURAL HISTORY

2. On August 13, 2002, the Commission issued an order initiating the instant proceeding.(1) In its order, the Commission stated that its investigatory staff had uncovered evidence warranting investigation of Avista and two affiliates of Enron

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         (1) Avista Corp., et al., 100 FERC(P) 61,187 (2002) (Hearing Order).

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Docket No. EL02-115-000                                                        2

Corporation: Enron Power Marketing, Inc. (EPMI) and Portland General Electric Corporation (PGE). (2) It appeared that Avista may have: (1) engaged in trading strategies that were designed to manipulate the California energy markets in 2000 and 2001; (2) engaged in trading activities in violation of the Commission's rules on affiliate transactions; and (3) failed to cooperate with a Commission investigation in a show cause proceeding that concerned possible manipulation of electric and natural gas prices in the West.(3) In the Hearing Order, the Commission initiated an investigation and hearing concerning those matters pursuant to section 206 of the Federal Power Act, 16 U.S.C. Section 824e
(2000).(4)

3. Subsequently, Avista and Trial Staff engaged in settlement negotiations, and on January 30, 2003, Avista filed the Settlement on behalf of itself and Trial Staff.(5) Appendix A to the Settlement is Trial Staff's Investigative Report, which explains how Trial Staff conducted its investigation and sets forth Trial Staff's findings.

----------------------------
         (2) Id. at P 6-14.

         (3) In the earlier show cause order, issued on June 4, 2002, that preceded the Hearing Order, the Commission directed Avista and others to show cause why their market-based rate authority should not be revoked for their failure to comply with a Commission-ordered fact-finding investigation. Fact-Finding Investigation of Potential Manipulation of Electric and Natural Gas Prices, 99 FERC (P) 61,272 (2002) (Show Cause Order).

         (4) Hearing Order, 100 FERC (P) 61,187 at P 13. A number of parties were allowed to intervene, including: the California Attorney General, the California Electricity Oversight Board (EOB) and the California Public Utilities Commission (collectively, the California Parties); and the City of Tacoma, Washington (Tacoma).

         (5) The Chief Administrative Law Judge (Chief Judge), who is the presiding judge in this proceeding, severed non-Avista issues dealing with allegations against EPMI and PGE and consolidated them into the proceeding in Portland General Electric Company and Enron Power Marketing, Inc., Docket Nos. EL02-114-000 and EL02-115-001, for purposes of hearing and decision. By order issued on December 18, 2003, the Commission approved an uncontested partial settlement that resolved all issues in that proceeding that pertain to PGE. Portland General Company and Enron Power Marketing, Inc., 105 FERC (P) 61,302
(2003). That order also consolidated issues pertaining to EPMI into Docket No. EL03-154-000, which concerns alleged gaming practices by EPMI in the markets operated by the California Independent System Operator Corporation (California
ISO) and the California Power Exchange Corporation (California PX).

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Docket No. EL02-115-000                                                        3

4. On February 19, 2003, the California Parties and Tacoma each submitted initial comments opposing the Settlement, and PGE submitted comments in support of the Settlement. On March 3, 2003, Avista and Trial Staff each submitted reply comments in support of the Settlement.

5. On April 9, 2003, the Chief Judge ruled that the Settlement could not be certified because it was in conflict with the Commission investigative staff's Final Report on Price Manipulation in Western Markets: Fact-Finding Investigation of Potential Manipulation of Electric and Natural Gas Prices, Docket No. PA02-2-000 (March 26, 2003) (Staff Final Report).(6) Thus, the Chief Judge directed Trial Staff to supplement its Investigative Report and describe the scope of its investigation.

6. On May 15, 2003, Trial Staff submitted a Supplemental Investigative Report, with affidavits which were admitted into evidence, and it presented a witness at a conference before the Chief Judge to summarize the supplement and answer clarifying questions. On May 27, 2003, the California Parties and Tacoma each submitted supplemental initial comments on the Supplemental Investigative Report. On June 3, 2003, Avista and Trial Staff each submitted supplemental reply comments on the Supplemental Investigative Report.

7. On June 25, 2003, the Chief Judge denied the request to certify the Settlement to the Commission because there appeared to be unresolved issues of material fact, which included: (1) the definitions of the trading practices known as ricochet, get shorty and counter-flow revenues from cut schedules in real time; (2) a lack of evidence concerning affiliate transactions; and (3) a conflict between the Trial Staff's conclusions and the transcripts of the trader conversations referenced by Tacoma's witness.(7)

8. On July 10, 2003, the Trial Staff filed a motion asking the Chief Judge to reconsider his order denying certification, and Avista sought interlocutory appeal of the Chief Judge's order. On July 17, 2003, Avista filed an answer supporting the Trial Staff's motion for reconsideration. On July 25, 2003, the California Attorney General filed an answer in opposition to the Trial Staff's motion for reconsideration.

9. The Chief Judge subsequently issued two orders. On July 24, 2003, as amended on July 28, 2003, the Chief Judge certified the Settlement as a contested settlement and

---------------------------------

         (6) The Staff Final Report is available on the Commission's website at http://www.ferc.gov/western.

         (7) Avista Corp., 103 FERC(P) 63,058 (2003) (Order Denying Certification).

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Docket No. EL02-115-000                                                        4

recommended its approval.(8) On the same date, upon further consideration and in light of the Commission's Gaming Practices Order,(9) the Chief Judge found that there were no longer any pending unresolved issues of material fact and that the record in this proceeding was sufficient for the Commission to base a determination on the merits of the Settlement. (10) Thus, the Chief Judge issued a separate order granting Trial Staff's motion for reconsideration, denying Avista's motion for leave to take interlocutory appeal as moot, and canceling the procedural schedule.(11)

10. On August 8, 2003, the California Attorney General and EOB submitted a motion for reconsideration asking the Chief Judge to reconsider the Certification and the July 24 Order. They asked the Chief Judge to certify their motion to the Commission if he believed that he could no longer act on the motion. On August 22, 2003, Avista filed an answer to the California Attorney General and EOB's motion for reconsideration.

         B.       THE SETTLEMENT

11. According to the Settlement, the results of Trial Staff's investigation into Avista Utilities and Avista Energy, as set forth in the Trial Staff Investigation Report, form the basis for the Settlement. Trial Staff's investigation found no evidence that any executives or employees of Avista Utilities or Avista Energy knowingly engaged in or knowingly facilitated any improper trading strategy. Further, Trial Staff's investigation found no evidence that Avista Utilities or Avista Energy engaged in any efforts to manipulate Western energy markets during 2000 and 2001. Further, the Settlement states that the responses of Avista Utilities and Avista Energy to Trial Staff's investigation indicated an overall cooperative attitude and response. The Settlement also states that Trial Staff's investigation did not find that Avista Utilities and Avista Energy withheld relevant information from the Commission's inquiry into Western energy markets for 2000 and 2001 in Docket No. PA02-2-000. Based on its findings on the issues set for hearing, Trial Staff did not recommend or advocate any remedial measures to be taken against Avista Utilities or Avista Energy under section 206 of the Federal Power Act, and did not

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         (8) See Avista Corp., et al., 104 FERC(P) 63,021 (2003)
(Certification).

         (9) American Electric Power Service Corp., et al., 103 FERC(P) 61,345
(2003), reh'g denied, 106 FERC(P) 61,020 (2004) (Gaming Practices Order).

         (10) Avista Corp., 104 FERC(P) 63,020 (2003) (July 24 Order).

         (11) Id.

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Docket No. EL02-115-000                                                        5

recommend any monetary remedy, or relinquishment or modification of market-based rate authority, or assessment of penalties.

12. The Settlement further states that, during the investigation, Trial Staff identified concerns and made a number of recommendations, which Avista Utilities and Avista Energy have agreed to address. On Trial Staff's recommendation that Avista Utilities improve its taping system, Avista Utilities agrees to: (1) memorialize any transactions entered into on a non-recorded line due to an emergency; and (2) continue to tape record energy trader conversations for two years from the date the Commission accepts the Settlement.(12) The Settlement also notes that Avista Utilities began to supplement its accounting system with a double-entry system of recording transactions and that Avista Utilities changed to a more powerful and more accessible data recordation software package, as of November 20, 2002.

13. Trial Staff expressed concern that account settlement procedures for disputed energy transactions were not clear or auditable. In response, the Settlement provides that Avista Utilities agrees to: (1) continue to resolve disputes pursuant to the Western Systems Power Pool Agreement and tariff's dispute resolution provisions; (2) develop better procedures for documenting the chain of command for resolution of accounting disputes; and (3) develop an internal tracking mechanism for auditing such adjustments.

14. Trial Staff expressed concern that trader tapes showed that energy traders for Avista Utilities suspected that transactions during the period in question may have been in violation of the Commission's Code of Conduct, but they did not inform upper management of their suspicions. In response, the Settlement provides that Avista Utilities and Avista Energy commit to maintain a training program, to be conducted at least annually, on the applicable Commission Code of Conduct for all employees engaged in the trading of electric energy and capacity, and maintain records of successful completion of each training session.

15. Avista Utilities and Avista Energy also commit to supplement their responses filed in this docket should they discover new information material to the issues set for hearing. The Settlement does not preclude the Commission or its staff from pursuing any matters based upon new information. The Settlement states that Trial Staff believes that Avista Utilities' responses are adequate to address Trial Staff's concerns. The Settlement further

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         (12) The Settlement provides that, if industry commercial practices change within that two year period, Avista Utilities shall provide 60 days' notice to the Commission if it intends to change to a new industry standard.

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Docket No. EL02-115-000                                                        6

provides that Avista Utilities and Avista Energy will submit four semi-annual compliance reports documenting fulfillment of the measures they have committed to undertake.

         C.       INITIAL COMMENTS

16. Tacoma argues that the record does not support the Settlement, because it is not supported by any witness under oath. Further, Tacoma contends that Trial Staff improperly limited its investigation to the strategies identified in an internal Enron memorandum dated December 6, 2000 (Enron Memorandum) and, in particular, transactions involving Enron and Enron's affiliates. It contends that Trial Staff's review of transaction data from the California ISO obtained in Docket No. PA02-2 provides only part of the information necessary to investigate the occurrence of Enron-type trading schemes with certainty. According to Tacoma, such analysis requires access to hourly schedule data from markets outside of California. It contends that the necessary data can be found in the Data Template filed by all parties in Docket No. EL01-10-000, et al., but the Commission has sequestered that data in that proceeding.

17. Further, Tacoma asserts that the scope of this proceeding should have included all of Avista's trading practices, including the possibility that Avista facilitated improper transactions between Enron and PGE through transactions with other parties and the possibility that Avista independently engaged in improper transactions. Tacoma also alleges that Trial Staff pursued secret discovery and refused to provide the results of that discovery to other parties.(13) Tacoma also argues that the Commission's rules and regulations are unclear regarding the role of intervenors in FPA section 206 proceedings initiated by the Commission. Tacoma asserts that it is unclear whether Trial Staff examined all available evidence, including the California ISO's October 4, 2002 "Analysis of Trading and Scheduling Strategies Described in Enron Memos," which the ISO posted publicly on January 7, 2003. Tacoma concludes that it has raised issues of material fact that require an evidentiary hearing.

18. The California Parties object to the suspension of the procedural schedule prior to the completion of discovery and the submittal of any testimony. They also claim to have been excluded from the discovery process. Further, the California Parties contend that the Hearing Order initiated an investigation of whether Avista Utilities or Avista Energy participated in the trading strategies identified in the Enron memoranda, and it was not intended to include inquiry into the totality of Avista Utilities' and Avista Energy's

----------------------
         (13) Tacoma alleges that Trial Staff visited Avista Energy, met with energy traders and other representatives of Avista Energy, and had access to management reports, without providing Tacoma notice of these meetings, interviews or document requests.

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Docket No. EL02-115-000                                                        7

activities in Western energy markets during the relevant period. They contend that those issues are subject to expanded discovery and potential submittal of additional evidence in Docket Nos. EL00-95-069 and EL00-98-058. They further argue that it is prejudicial for Trial Staff to offer an opinion that relieves Avista of all liability for Western market manipulation when Trial Staff is excluded from the ongoing phase of those dockets and not permitted to sponsor any new evidence or opinion.

19. The California Parties also argue that the Settlement does not contain sufficient evidence to support its conclusions that Avista did not engage in Enron trading strategies. They also claim that neither they nor other intervenors were made aware of Trial Staff's meetings with representatives of Avista, including site visits and discussions, prior to release of the proposed Settlement. They also contend that Trial Staff's review was minimal and does not support its conclusion, arguing that Trial Staff reviewed only a small fraction of taped trader conversations during the period at issue.

20. The California Parties also argue that Trial Staff's conclusion that Avista Utilities' role in buy/sell transactions involving EPMI and PGE did not constitute or aid in the violation of any Commission rule or Code of Conduct with respect to affiliate transactions even though EPMI and PGE could have transacted directly is inconsistent with Trial Staff's allegations in the PGE proceeding, where it was alleged that PGE assisted EPMI in implementing trading transactions for benefit of an affiliate, and prejudges the PGE docket.(14) The California Parties further argue that Trial Staff failed to investigate whether PGE and EPMI met the Commission's requirements for the transactions in question. They contend that the logical assumption is that PGE and EPMI did not meet the Commission's requirements, or else they would not have needed to employ Avista as a middleman. They also dispute Trial Staff's finding that Avista Utilities acted as a "sleeve" under common industry practice and was not a knowing participant. They view the traders' questioning of the transactions, reflected in the trader tapes, as evidence that Avista Utilities was a knowing participant and warrants more than a recommendation that energy traders get better training.

21. Tacoma argues that its analysis, using the spot market marginal clearing prices, shows that it overpaid for its purchases from the market for the October 2, 2000 - June 20, 2001 period. Tacoma asserts that it paid prices that were in excess of just and reasonable prices.

--------------------------
         (14) As noted, supra note 5, the Commission has since approved an uncontested settlement in the PGE docket.

Docket No. EL02-115-000                                                        8

22. PGE supports the Settlement. However, it disagrees with Trial Staff's characterization of circular transactions as contrary to the California ISO's rules and anti-gaming provisions.

         D.       REPLY COMMENTS

23. Trial Staff argues that the conclusions reflected in the Settlement are well documented and supported by a review of relevant, available data.(15)

24. Trial Staff disputes Tacoma's argument that it improperly narrowed the scope of the proceeding by not examining all available data with respect to Avista's trading practices. It explains that it took a broad view of its investigative responsibilities with respect to affiliate issues. As the Trial Staff Investigative Report explains, it investigated every transaction in which either Avista Utilities or Avista Energy engaged in simultaneous buy/sell transactions with two affiliates, and all of the transactions in which Avista Utilities served as an intermediary between two affiliates during 2000-2001. These included EPMI and PGE. Trial Staff explains that it gave particular attention to sleeving transactions, which could hide or obscure certain transactions and thus evade the Commission's regulations.

25. Trial Staff further explains that its review of tape recordings of trader conversations was extensive and thorough and that an all-encompassing review of the thousands of hours of tapes in the possession of Avista Utilities, as suggested by the California Parties, was not practicable. Further, Avista Utilities' taping systems do not permit the use of word searches. Therefore, Trial Staff placed special emphasis on the investigation's period of primary concern (April to June 2000), as well as other periods in which there was price volatility. Additionally, it reviewed a sample of the remaining tapes.

26. Trial Staff maintains that its position in this case does not contradict its position in the PGE proceeding, Docket No. EL02-114-000. It states that Avista Utilities' conduct is not implicated by any of Trial Staff's allegations against PGE in the PGE proceeding.

27. Trial Staff contends that the discovery and settlement procedures in this proceeding did not deprive the contesting parties' access to information. Regarding the Chief Judge's protective order that provided for a class of protected materials limited to review by federal government employees, Trial Staff states that the contesting parties did not seek the Chief Judge's reconsideration of or interlocutory appeal of the protective

----------------------
         (15) Trial Staff attached an affidavit of Patrick Crowley in support of the Investigative Report.

Docket No. EL02-115-000                                                        9

order and that it is now untimely for them to do so. Trial Staff further argues that it is irrelevant that the presiding judge in the PGE proceeding rejected a similar protective order. It also contends that Tacoma could have requested an in-camera review of documents submitted only to Trial Staff, but it did not make such a request until after the motion to suspend the procedural schedule was filed.

28. In response to Tacoma's claim that the Commission's published rules and regulations do not describe the role of intervenors in section 206 proceedings initiated by the Commission, Trial Staff argues that Tacoma could and should have requested clarification earlier in an appropriate proceeding and that settlement comments are not an appropriate forum to challenge the Commission's rules and regulations. Further, Trial Staff argues that the contesting parties, in fact, were provided an ample opportunity to participate in the discovery and settlement process. It contends that the Commission's rules and regulations permit Trial Staff to meet with any party, and any such meetings need not be noticed. Further, regarding Tacoma's claim that it was not made aware of Trial Staff's visit to Avista, Trial Staff contends that Tacoma was not only aware of Trial Staff's site visit to Avista, because the Chief Judge referred to the prospective visit in a discovery ruling issued on October 10, 2002, and Tacoma expressed some interest in accompanying Trial Staff on the visit. (16)

29. Trial Staff further explains that it provided the contesting parties with notices of settlement conferences. In support, it attaches e-mails that it sent to the contesting parties announcing the settlement conferences. Trial Staff adds that it convened a settlement conference early after it had completed its investigation. It also states that the process of conducting discovery before setting forth a written position on the case was similar to the process of preparing "top sheets" in a typical rate case. Trial Staff further states that the contesting parties never attempted to privately inquire about the status of the investigation. Further, Trial Staff argues that it made all of its witnesses available at two settlement conferences (December 5 and 9, 2002), but each time the contesting parties raised no specific issues and sought more time to review the draft settlement. Since Trial Staff's testimony was due on December 20, 2002, Trial Staff and Avista filed a motion to suspend the procedural schedule on December 9, 2002. Trial Staff states that, at a final settlement conference on December 13, 2002, the contesting parties again raised no issues regarding the draft settlement. Trial Staff also argues that the due date for it to respond to data requests from the contesting parties was after Trial Staff and Avista filed the motion to suspend the procedural schedule.

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         (16) See March 3, 2003 Reply Comments of Avista at 33 n.26.

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Docket No. EL02-115-000                                                       10

30. Trial Staff disputes the claim that it ignored the California ISO's so-called Death Star data base. It argues that it did seek to correlate the thousands of California ISO Death Star data base transactions with the many thousands of transactions between EPMI and Avista Utilities, and between PGE and Avista Utilities. Trial Staff explains that it found no correlation between these data sets beyond the known 17 days. Finding no further correlation, it did not mention the California ISO Death Star data base in the Investigative Report.

31. Trial Staff argues that Tacoma's arguments on the amount it believes it overpaid to Avista were raised in Docket No. EL01-10-000 and are not relevant to this case.

32. Finally, Trial Staff concludes that the Settlement is supported by substantial evidence on the record as a whole.

33. Avista contends that the contesting parties' arguments mischaracterize the nature and extent of Trial Staff's investigation, and misapprehend the statutory framework of this proceeding. Avista further argues that the contesting parties' arguments are unfounded and that they did not present any evidence of misconduct by Avista Utilities or Avista Energy.

         E. SUPPLEMENT TO TRIAL STAFF'S INVESTIGATIVE REPORT, SUPPLEMENTAL INITIAL COMMENTS AND SUPPLEMENTAL REPLY COMMENTS

                  1.       TRIAL STAFF'S SUPPLEMENTAL INVESTIGATIVE REPORT

34. Trial Staff's supplement to its Investigative Report, which the Chief Judge requested, describes the additional analysis performed related to possible misconduct by Avista Utilities or Avista Energy in the areas of: ricochet or megawatt laundering; ancillary services-related practices (Get Shorty); and counterflow revenues from cut schedules in real time.(17) As to the latter matter, Trial Staff reiterated that a one-time occurrence of counterflow revenues from cut schedules does not constitute evidence of a pattern of behavior to engage in wrongful conduct; Trial Staff states that a one-time rescission of ancillary services payments to Avista Energy due to a one-time, one-hour incident of non-performance was not sufficient evidence of an intent to engage in

--------------------------------
         (17) Trial Staff attached affidavits of the two Trial Staff members who performed the analysis, one of whom was presented as a witness at a conference before the Chief Judge to summarize the supplement and answer clarifying questions. The affidavits were admitted into evidence.

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Docket No. EL02-115-000                                                       11

wrongful conduct. It further found no evidence that Avista knowingly assisted EPMI and PGE in false imports. Thus, the supplement concluded that this additional analysis did not alter the conclusions in the Investigative Report.

                  2.       SUPPLEMENTAL INITIAL COMMENTS

35. The California Parties and Tacoma maintain that Trial Staff's conclusions are not supported by the evidence and that the review was insufficient. The California Attorney General argues that Trial Staff absolved Avista Energy despite its finding that Avista Energy improperly retained counterflow revenues from cut schedules in real time. The California Attorney General argues that the Trial Staff failed to explain why a single instance of this behavior does not constitute a pattern of behavior. Regarding Trial Staff's review of trader tapes, Tacoma argues that it is necessary to review hourly schedule data concerning all transactions, both inside and outside California. The California Parties also argue that Trial Staff's witness who reviewed the bulk of the trader tapes lacks experience with wholesale electric markets and regulation, and electricity trading. Tacoma asserts that consideration of the Settlement should be deferred in light of the announced release by the United States Department of Justice (DOJ) of 200 Enron data tapes.

                  3.       SUPPLEMENTAL REPLY COMMENTS

36. Trial Staff and Avista respond that the contesting parties reiterate otherwise-unsupported arguments. Trial Staff believes that the lack of a pattern of behavior is probative of a lack of intent to participate in any gaming strategy as defined in the Staff Final Report. Furthermore, Trial Staff notes that even the single instance of a cut schedule for one day was done in accordance with the terms of the California ISO Tariff, and therefore there is no evidence that the conduct was unlawful. Trial Staff further contends that Trial Staff personnel have been trained in all aspects of the trading of electricity. Trial Staff also contends that Tacoma mischaracterizes the extent of the release of Enron data tapes by DOJ, stating that the tapes are not public and are to be provided by DOJ on a limited basis in Docket No. EL02-114-000, and are subject to a protective order in that proceeding. Moreover, Trial Staff notes that the Settlement allows the Commission or its staff to pursue any matters based on new information. Thus, Trial Staff argues that there is no reason for the Commission to delay consideration of the Settlement.

         F.       MOTIONS FOR RECONSIDERATION AND ANSWER

37. The California Attorney General and EOB argue that the Certification and July 24 Order are procedurally defective because they were issued prior to consideration of the California Attorney General's answer to the Trial Staff's motion for reconsideration.

Docket No. EL02-115-000                                                       12

Under Rule 213(d), a party has the right to file an answer within 15 days after the motion.(18) Trial Staff filed its motion for reconsideration on July 10, 2003 and the Chief Judge certified the Settlement 14 days later on July 24, 2003. The California Attorney General filed an answer on July 25, 2003.

38. On August 8, 2003, the California Parties and EOB sought reconsideration of the Certification, and asked the Chief Judge to certify the motion to the Commission if he is no longer empowered to consider the motion. Avista filed an answer in response.(19)

III.     DISCUSSION

39. The Commission finds that in light of the issues being investigated, and the nature and scope of Trial Staff's investigation, detailed above, the Settlement represents a reasonable resolution of the proceeding insofar as Avista is concerned and should be approved. The record in this proceeding indicates that: (1) Avista Utilities and Avista Energy did not knowingly engage in or facilitate the improper trading strategies at issue here; (2) there was no evidence that Avista Utilities or Avista Energy engaged in efforts to manipulate Western energy markets during 2000 and 2001; and (3) there was no indication that Avista Utilities or Avista Energy withheld relevant information from the Commission's inquiry into Western energy markets from 2000 and 2001 in Docket No. PA02-2-000.(20) Moreover, the remedies agreed to in the Settlement represent a reasonable resolution of any concerns raised in this proceeding as to Avista's conduct.

40. We note that the Trial Staff, to investigate the questions set for hearing by the Commission: (1) reviewed Avista Utilities' June 14, 2002 answer to the Commission's Show Cause Order; (2) met informally with senior executives and employees of Avista Utilities and Avista Energy on numerous occasions at the Commission's headquarters and by conference call to discuss both companies' operation, and to have questions answered; (3) reviewed Avista Utilities and Avista Energy's answers to extensive data requests issued by the Trial Staff;
(4) undertook a field audit at the offices of Avista Utilities and Avista Energy to review the books and records of both companies, interview

------------------------------
         (18) 18 C.F.R. Section 385.213(d) (2003).

         (19) We have considered these pleadings in reaching our conclusions below. Indeed, to the extent that the California Parties and EOB seek certification of their motion for reconsideration, our consideration of these pleadings effectively grants their request for certification of their motion for reconsideration.

         (20) Certification Order at P 9-12.

Docket No. EL02-115-000                                                       13

company employees, and observe firsthand how those companies operate; and (5) issued data requests to PGE, Enron Power Marketing, Inc., the California Attorney General, and the California ISO, conducted several telephone conference calls with PGE representatives, met with PGE representatives at Commission headquarters, participated in a Field Audit at PGE's offices, and reviewed information relative to Bonneville Power Administration.

41. The record shows that Trial Staff conducted an extensive and thorough investigation. Its investigation concerning the 17 days in question was, indeed, exhaustive. Further, its approach to reviewing other transactions was a well-reasoned approach to determining whether further investigation was warranted.

42. We agree with the settling parties that, if the contesting parties were uncertain of their role in this proceeding, they could and should have sought clarification in a more timely manner - and certainly well before the filing of the Settlement. Moreover, section 206 of the FPA dates to 1935 and here have been countless proceedings under that section since then - including many proceedings initiated by the Commission sua sponte. The role of intervenors in these many other proceedings has only rarely been in doubt,(21) and we see no good reason why the role of intervenors in this proceeding should have been any more in doubt than in these many other proceedings where all participants plainly understood their rights, responsibilities and, in short, roles.

43. Regarding the scope of the proceeding, we note that the definitions of alleged misconduct that Trial Staff based its investigation upon were consistent with certain alleged "gaming practices" set for hearing by the Commission concerning a number of public utilities operating in the California ISO and PX markets.(22) Further, in any event, Trial Staff properly took a broad view of its investigative authority in this proceeding.

44. With respect to the California Attorney General's answer to the Trial Staff's motion for reconsideration, as well as the California Attorney General and EOB's subsequent motion for reconsideration, the arguments raised were not new and were considered by the Chief Judge as well as addressed in detail and persuasively by the Trial Staff's various filings described above. The California Attorney General and EOB have

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         (21) Fact-Finding Investigation of Potential Market Manipulation of
Electric and Natural Gas Prices, 105 FERC (P) 61,063, order on reh'g, 105 FERC
(P) 61,281 (2003). While that order found that in certain identified Commission-initiated proceedings there were no "parties," the instant proceeding was not one of those proceedings. Id. at P 5-7.

         (22) See supra note 9.

Docket No. EL02-115-000                                                       14

failed to persuade us that the Chief Judge's decision that the Settlement should have been certified after all, and his recommendation that it be approved, is incorrect.

45. In sum, we agree with the Trial Staff and the Chief Judge that the matters are issue here were thoroughly investigated, that in particular Avista Utilities and Avista Energy did not engage in the three improper trading strategies at issue here, and that the proposed Settlement reasonably resolves this proceeding. Accordingly, we will approve the Settlement.

The Commission orders:

         The Settlement is hereby approved, as discussed in the body of this order.

By the Commission. Commissioner Kelly not participating.

( S E A L )

                                  Linda Mitry,
                                Acting Secretary.